                                                                      EXHIBIT 25

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4941247
(Jurisdiction of Incorporation or                               (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                                         10006
(Address of principal                                                 (Zip Code)
executive offices)

                           BANKERS TRUST COMPANY
                           LEGAL DEPARTMENT
                           130 LIBERTY STREET, 31ST FLOOR
                           NEW YORK, NEW YORK 10006
                           (212) 250-2201
                  (Name, address and telephone number of agent for service)

                      SPARKLING SPRING WATER GROUP LIMITED
               (Exact name of obligor as specified in its charter)


                  NOVA SCOTIA, CANADA
                  (State or other jurisdiction of     (I.R.S. employer
                  Incorporation or organization)      Identification no.)


                               ONE LANDMARK SQUARE
                               STAMFORD, CT 06901
                                 (203) 325-0077
                    (Address of principal executive offices)


                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2007
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                         ADDRESS

                  Federal Reserve Bank (2nd District)          New York, NY
                  Federal Deposit Insurance Corporation        Washington, D.C.
                  New York State Banking Department            Albany, NY

         (b)      Whether it is authorized to exercise corporate trust powers.
                  Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

ITEM 3. -15. NOT APPLICABLE

ITEM 16. LIST OF EXHIBITS.

         EXHIBIT 1 -       Restated Organization Certificate of Bankers Trust
                           Company dated August 7, 1990, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 33-65171, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 17, 1997, copy attached.

         EXHIBIT 2 -       Certificate of Authority to commence business -
                           Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

         EXHIBIT 3 -       Authorization of the Trustee to exercise corporate
                           trust powers Incorporated herein by reference to
                           Exhibit 2 filed with Form T-1 Statement, Registration
                           No. 33-21047.

         EXHIBIT 4 -       Existing By-Laws of Bankers Trust Company, as amended
                           on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 333-24509-01.

         EXHIBIT 5 -       Not applicable.

         EXHIBIT 6 -       Consent of Bankers Trust Company required by Section
                           321(b) of the Act. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 22-18864.

         EXHIBIT 7 -       The latest report of condition of Bankers Trust
                           Company dated as of June 30, 1997. Copy attached.

         EXHIBIT 8 -       Not Applicable.

         EXHIBIT 9 -       Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of November, 1997.


                                             BANKERS TRUST COMPANY


                                             By: /s/ Kevin Weeks
                                                 Kevin Weeks
                                                 Assistant Vice President

Legal Title of Bank:       Bankers Trust Company               Call Date: 6/30/97         ST-BK: 36-4840    FFIEC 031
Address:                   130 Liberty Street                  Vendor ID: D               CERT:  00623      Page RC-1
City, State    ZIP:        New York, NY  10006                                                              11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            -------------------
                                                                                                            |        C400     |
                                                                 Dollar Amounts in Thousands       | RCFD   Bil  Mil Thou     |
ASSETS                                                                                             | //////////////////       |
 1.   Cash and balances due from depository institutions (from Schedule RC-A):                     |        //////////////////|
      a.   Noninterest-bearing balances and currency and coin(1) ............................      | 0081            1,724,000|1.a.
      b.   Interest-bearing balances(2) .....................................................      | 0071            2,648,000|1.b.
 2.   Securities:                                                                                  | //////////////////       |
      a.   Held-to-maturity securities (from Schedule RC-B, column A) .......................      | 1754                    0|2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D)......................      | 1773            3,990,000|2.b.
 3.   Federal funds sold and securities purchased under agreements to resell in domestic offices   | 1350           26,430,000|3.
      of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                         | //////////////////       |
      a.   Federal funds sold ...............................................................      |
      b.   Securities purchased under agreements to resell ..................................      |
 4.   Loans and lease financing receivables:                                                       | //////////////////       |
      a.   Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 17,815,000      | //////////////////       |4.a.
      b.   LESS:   Allowance for loan and lease losses.................. RCFD 3123    723,000      | //////////////////       |4.b.
      c.   LESS:   Allocated transfer risk reserve ..................... RCFD 3128          0      | //////////////////       |4.c.
      d.   Loans and leases, net of unearned income,                                               | //////////////////       |
           allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................      | 2125           17,092,000|4.d.
 5.   Assets held in trading accounts .......................................................      | 3545           40,350,000|5.
 6.   Premises and fixed assets (including capitalized leases) ..............................      | 2145              937,000|6.
 7.   Other real estate owned (from Schedule RC-M) ..........................................      | 2150              195,000|7.
 8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)     | 2130               96,000|8.
 9.   Customers' liability to this bank on acceptances outstanding ..........................      | 2155              691,000|9.
10.   Intangible assets (from Schedule RC-M) ................................................      | 2143               85,000|10.
11.   Other assets (from Schedule RC-F) .....................................................      | 2160            4,633,000|11.
12.   Total assets (sum of items 1 through 11) ..............................................      | 2170           98,871,000|12.

--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company      Call Date: 6/30/97         ST-BK:    36-4840          FFIEC  031
Address:                   130 Liberty Street         Vendor ID: D               CERT:  00623               Page  RC-2
City, State Zip:           New York, NY  10006                                                              12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                                                                          -------------------------------------
                                                             Dollar Amounts in Thousands  | ////////        Bil  Mil Thou     |
LIABILITIES                                                                               | //////////////////       |
13. Deposits:                                                                             | //////////////////       |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)  | RCON 2200      18,026,000|13.a.
        (1)   Noninterest-bearing(1) ......................RCON 6631       3,184,000....  | //////////////////       |13.a.(1)
        (2)   Interest-bearing ............................RCON 6636      14,842,000....  | //////////////////       |13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E  | //////////////////       |
        part II)                                                                          | RCFN 2200      22,173,000|13.b.
         (1)   Noninterest-bearing ........................RCFN 6631      1,454,000       | //////////////////       |13.b.(1)
         (2)   Interest-bearing ...........................RCFN 6636     20,719,000       | //////////////////       |13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in         | // //  2800    14,623,000|14.
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs: | //////////////////       |
    a. Federal funds purchased .......................................................... | RCFD 0278                |14.a.
    b. Securities sold under agreements to repurchase ................................... | RCFD 0279                |14.b.
15. a. Demand notes issued to the U.S. Treasury ......................................... | RCON 2840               0|15.a.
    b. Trading liabilities .............................................................. | RCFD 3548      19,819,000|15.b.
16. Other borrowed money:                                                                 | //////////////////       |
    a.   With original maturity of one year or less ..................................... | RCFD 2332       6,877,000|16.a.
    b.   With original maturity of more than one year ................................... | A547              217,000|16.b.
    c.   With a remaining maturity of more than three years ............................. | A548            4,848,000|16.c.
17. Mortgage indebtedness and obligations under capitalized leases ......................

18. Bank's liability on acceptances executed and outstanding ............................ | RCFD 2920         691,000|18.
19. Subordinated notes and debentures ................................................... | RCFD 3200       1,251,000|19.
20. Other liabilities (from Schedule RC-G) .............................................. | RCFD 2930       4,872,000|20.
21. Total liabilities (sum of items 13 through 20) ...................................... | RCFD 2948      93,397,000|21.
                                                                                          | //////////////////       |
22. Limited-life preferred stock and related surplus .................................... | RCFD 3282               0|22.
EQUITY CAPITAL                                                                            | //////////////////       |
23. Perpetual preferred stock and related surplus ....................................... | RCFD 3838       1,000,000|23.
24. Common stock ........................................................................ | RCFD 3230       1,001,000|24.
25. Surplus (exclude all surplus related to preferred stock) ............................ | RCFD 3839         540,000|25.
26. a. Undivided profits and capital reserves ........................................... | RCFD 3632       3,314,000|26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ........... | RCFD 8434         (3,000)|26.b.
27. Cumulative foreign currency translation adjustments ................................. | RCFD 3284       (378,000)|27.
28. Total equity capital (sum of items 23 through 27) ................................... | RCFD 3210       5,474,000|28.
29. Total liabilities, limited-life preferred stock, and equity capital                   | //////////////////       |
    (sum of items 21, 22, and 28) ....................................................... | RCFD 3300      98,871,000|29.

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the bank                                   Number
    by independent external auditors as of any date during 1996 ......................... | RCFD 6724             N/A         | M.1

1    =   Independent audit of the bank conducted in accordance                  4    =  Directors' examination of the bank performed
         with generally accepted auditing standards by a certified                      by other external auditors (may be required
         public accounting firm which submits a report on the bank                      by state chartering authority)
2    =   Independent audit of the bank's parent holding company                 5    =  Review of the bank's financial statements
         conducted in accordance with generally accepted auditing                       by external auditors
         standards by a certified public accounting firm which                  6    =  Compilation of the bank's financial
         submits a report on the consolidated holding company                           statements by external auditors
         (but not on the bank separately)                                       7    =  Other audit procedures (excluding tax
                                                                                        preparation work)
3    =   Directors' examination of the bank conducted in                        8    =  No external audit work
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

----------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.

(2)      Includes limited-life preferred stock and related surplus.

                               State of New York,

                               Banking Department

         I, MANUEL KURSKY, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated September 17, 1997, providing for an increase in authorized capital stock from $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New
                                    York, this 26TH day of SEPTEMBER in the Year of our Lord one thousand nine hundred and NINETY-SEVEN.


                                                      Manuel Kursky
                                              ------------------------------
                                              Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion, Two Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,201,666,670), divided into One Hundred Twenty Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (120,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 17th day of September, 1997.


                                             /s/ James T. Byrne, Jr.
                                             -----------------------
                                             James T. Byrne, Jr.
                                             Managing Director


                                             /s/ Lea Lahtinen
                                             ----------------
                                             Lea Lahtinen
                                             Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                      /s/ Lea Lahtinen
                                                      ----------------
                                                      Lea Lahtinen

Sworn to before me this 17th day
of September, 1997.


         Josephine A. Monti
         ------------------
         Notary Public

         JOSEPHINE A. MONTI
   Notary Public State of New York
           No. 52-4519901
    Qualified in New York County
 Commission Expires October 19, 1997